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                                                                      Exhibit 21

                       Subsidiaries of Bottling Group, LLC
                             As of December 28, 2002


NAME OF SUBSIDIARY                            JURISDICTION
Avalon Lake, LLC                                Delaware
Gray Bern Holdings, Inc.                        Delaware
Grayhawk Leasing, LLC                           Delaware
Hillwood Bottling, LLC                          Delaware
International Bottlers Management
Co. LLC                                         Delaware
New Bern Transport Corporation                  Delaware
PBG Canada Finance, LLC                         Delaware
PBG Canada Finance II, LLC                      Delaware
PBG Canada Holdings,                            Delaware
Inc.
PBG Canada Holdings II, Inc.                    Delaware
PBG Commerce, LLC                               Delaware
PBG Michigan, LLC                               Delaware
PBG Spirituosen Holdings, LLC                   Delaware
PBG Texas, L.P.                                 Delaware
Pepsi-Cola Commodities, LLC                     Delaware
Primrose, LLC                                   Delaware
Rockledge Holdings, LLC                         Delaware
Valley Pond, LLC                                Delaware
PBG Canada Global Holdings ULC                   Canada
The Pepsi Bottling Group
  (Canada), Co.                                  Canada
PBG Investment Partnership                       Canada
PBG Investment (Luxembourg)
  Sarl                                         Luxembourg
Onbiso Inversiones, S.L.                          Spain
Kitchener Beverages Limited                      Canada
Seaman's Beverages Limited                       Canada
Pepsi Bottling Group GmbH                        Germany
Pepsi-Cola Bottling Beteiligungsges
  GmbH                                           Germany
Aspetuck Ireland Limited                         Ireland
Tanglewood Finance, Sarl                       Luxembourg
PepsiCo IVI S.A.                                 Greece
Dornfell                                         Ireland
PBG Northern Atlantic Limited                    Ireland
Pepsi-Cola Bottling Finance B.V.             The Netherlands
Pepsi Bottling Group Global
  Finance Sarl                                 Luxembourg
Pepsi-Cola Bottling Global B.V.              The Netherlands


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Pepsi Bottling Group
(St. Petersburg) LLC (GB Russia)                 Russia
PepsiCo Holdings OOO (Russia)                    Russia
Pepsi-Cola Soft Drink Factory of                 Russia
Sochi
Pepsi International Bottlers
(Ekaterinburg) LLC                               Russia
Pepsi International Bottlers
(Samara) LLC                                     Russia
Abechuko Inversiones, S.L.                        Spain
Alikate Inversiones, S.L.                         Spain
Apodaka Inversiones, S.L.                         Spain
Catalana de Bebidas Carbonicas, S.A.              Spain
Canguro Rojo Inversiones, S.L.                    Spain
Centro-Mediterreanea de Bebidas
Carbonicas PepsiCo S.C.m.p.a.                     Spain
Centro-Levantina de
Bebidas Carbonicas PepsiCo S.L.                   Spain
Celestecasa Inversiones, S.L.                     Spain
Compania de Bebidas PepsiCo, S.A.                 Spain
KAS, S.L.                                         Spain
Mountain Dew Inversiones, S.L.                    Spain
Enfolg Inversiones, S.L.                          Spain
Gatika Inversiones, S.L.                          Spain
Greip Inversiones, S.L.                           Spain
PBG Holding de Espana ETVE, S.A.                  Spain
Jatabe Inversiones, S.L.                          Spain
Jugodesalud Inversiones, S.L.                     Spain
Lorenzito Inversiones, S.L.                       Spain
Manurga Inversiones, S.L.                         Spain
Migliori Inversiones, S.L.                        Spain
Nadamas Inversiones, S.L.                         Spain
PBG Financiera y Promocion de
Empresas, S.L.                                    Spain
PBG Grupo Embotellador Hispano-
Mexicano, S.L.                                    Spain
PBG Commercial SECOR, S.L.                        Spain
PepsiCo Ventas Andalucia, S.A.                    Spain


                                                                     Page 2 of 4
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Stepplan Inversiones, S.L.                        Spain
Beimiguel Inversiones, S.L.                       Spain
Aquafina Inversiones, S.L.                        Spain
Wesellsoda Inversiones, S.L.                      Spain
Rasines Inversiones, S.L.                         Spain
Rebujito Inversiones, S.L.                        Spain
Ronkas Inversiones, S.L.                          Spain
Pet-Iberia, S.L.                                  Spain
Retana Inversiones SPE, S.L.                      Spain
Spirituosen, S.A.                                 Spain
Constar Ambalaj Sanyi Ve Ticaret A.S.            Turkey
Fruko Mesrubat Pazarlama, A.S.                   Turkey
Fruko Mesrubat Sanayii, A.S.                     Turkey
Mekta Ticaret, A.S.                              Turkey
PepsiCo Middle East Investments              The Netherlands
Pepsi-Cola Servis Dagitim, A.S.                  Turkey
Pepsi Gemex S.R.L.                               Mexico
Gemex Holdings LLC                               Mexico
Embotelledores Internacionales de
Mexico S.R.L                                 The Netherlands
Duingrass Holdings, B.V.                         Mexico
Embotelladores Del Valle de Anahuac,
S.R.L.                                           Mexico
Embotelladores Mexicanos de Pepsi
Cola S.R.L.                                      Mexico
Embotelladora de Refrescos Mexicanos
S.R.L.                                           Mexico
Envasadora Del Centro, S.R.L.                    Mexico
Embotelladora Moderna, S.R.L                     Mexico
Embotelladora La Isleta, S.R.L.                  Mexico
Embotelladores Del Bajio, S.R.L.                 Mexico
Fivemex, S.R.L.                                  Mexico
Nueva Santa Cecilia, S.R.L.                      Mexico
Servicios Administativos Suma,
  S.R.L.                                         Mexico
Bienes Raices Metropolitanos, S.R.L.             Mexico


                                                                     Page 3 of 4
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Fomentadora Urbana Metropolitana,
S.R.L.                                           Mexico
Equipos Para Embotelladoras Y
Cervecerias, S.R.L.                              Mexico
Industria de Refrescos, S.R.L.                   Mexico
Bedidas Purificadas Del Sureste
S.R.L.                                           Mexico
Procesos Plasticos S.R.L.                        Mexico
Inmobiliaria La Bufa, S.R.L.                     Mexico
Central de La Industria Escorpion
S.R.L.                                           Mexico
Fomentadora Urbana del Surestes,
S.R.L.                                           Mexico
Embotelladora Metropolitana, S.R.L.              Mexico
Embotelladora Potosi, S.R.L.                     Mexico
Electropura, S.R.L.                              Mexico
Inmobiliaria Operativa S.R.L.                    Mexico
Embotelladora Garci-Crespo, S.R.L.               Mexico
Distribuidora Garci-Crespo, S.R.L.               Mexico
Inmobiliaria La Cantera, S.R.L.                  Mexico
Granja Buen Agua, S.R.L.                         Mexico
Bebidas Purificadas Del Noreste,
S.R.L.                                           Mexico
Tenedora Del Noreste, S.R.L.                     Mexico
Grupo Embotellador Noreste, S.R.L.               Mexico
Industria de Refrescos Del Noreste,
S.R.L.                                           Mexico



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